Exhibit 10.2

FORM OF SECURED CONVERTIBLE DEBENTURE

THE TRANSFER OF THIS DEBENTURE AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF IS SUBJECT TO RESTRICTIONS CONTAINED HEREIN. THIS DEBENTURE AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAS BEEN ISSUED IN RELIANCE UPON THE REPRESENTATION OF PAYEE THAT IT HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARDS THE RESALE OR OTHER DISTRIBUTION THEREOF. THIS DEBENTURE AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

SECURED CONVERTIBLE DEBENTURE

SCD-1	[Issue Date]
Up to $12,500,000	Rancho Cordova, California

1.     Principal. For value received, CESCA THERAPEUTICS INC., a Delaware corporation (the “Company”), hereby promises to pay to the order of Boyalife Investments Inc. (the “Payee”), whose address is as set forth below, or such other address as the holder of this Secured Convertible Debenture (this “Debenture”) may designate in writing, the principal amount outstanding under this Debenture from time to time, up to $12,500,000. This Debenture is part of the Securities offered and sold to the Payee pursuant to the terms of that certain Purchase Agreement dated on or about the date hereof (the “Purchase Agreement”). This Debenture and any shares of Common Stock issued pursuant to the terms hereof are subject to the terms of the Purchase Agreement. The principal amount outstanding as of the Issue Date is $8,000,000, with an additional $4,500,000 added to the principal amount upon the occurrence of the Subsequent Closing under the Purchase Agreement. All capitalized terms used but not defined herein shall have the meanings assigned to them in the Purchase Agreement.

2.     Interest. This Debenture shall bear simple interest at a rate per annum of 22% of the principal amount of this Debenture outstanding from time to time, which interest shall accrue and be payable on the Maturity Date. This Debenture shall be convertible into shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”) pursuant to the terms of Section 5 hereof.

3.     Maturity. Subject to the conversion provision set forth in Section 5 hereof, the outstanding principal amount of this Debenture outstanding from time to time, together with all accrued and unpaid interest thereon, shall be due and payable in full on the third anniversary of the date hereof (the “Maturity Date”).

4.     Security Agreement. Pursuant to a Security Agreement between the Company and the Payee dated as of the Issue Date (the “Security Agreement”), this Debenture is secured by substantially all of the assets of the Company.

5.     Conversion.

(i)     Optional Conversion by the Company. To the extent outstanding and prior to prepayment being tendered by the Company or the Maturity Date, the principal amount of this Debenture outstanding from time to time and all accrued and outstanding interest thereon may be converted, in whole, at the option of the Company at any time so long as both (i) the Twenty Day Moving Average Price of the Common Stock is at least 125% of the Conversion Price as of the date this Debenture is to be converted hereunder and (ii) the Current Market Price of the Common Stock has been greater than the Conversion Price for ten consecutive days. A conversion of this Debenture into shares of Common Stock shall be effected at a conversion price equal to $0.17 per share (as adjusted for stock splits and recapitalizations) (the “Conversion Price”). For the purposes of this Section 5(i), the “Current Market Price” means, generally, (y) the VWAP, for the 10 consecutive trading days ending on the applicable date or (z) if the Common Shares are not listed or quoted on the Nasdaq Capital Market or another securities exchange or market, the fair value as reasonably determined by the Board of Directors and the Payee. For the purposes of this Section 5(i), the “VWAP” means the volume weighted average trading price of the Common Stock for the applicable period (which must be calculated utilizing days in which the Common Stock actually trade) on the Nasdaq Capital Market (or if the Common Stock is no longer traded on the Nasdaq Capital Market, on such other exchange as the Common Stock are then traded). In the event of a conversion of the entire outstanding principal amount outstanding from time to time under this Section 5(i) prior to the Maturity Date, the Debenture shall convert into such amount of shares as if the Debenture had been held until the Maturity Date. Further, for the purposes of this Section 5(i), the “Twenty Day Moving Average Price” means an amount equal to the sum of the closing price of the Common Stock on the Nasdaq Capital Market Market (or if the Common Stock is no longer traded on the Nasdaq Capital Market, on such other exchange as the Common Stock are then traded) on each of the immediately preceding twenty trading days, divided by twenty.

(ii)     Optional Conversion by the Payee before Maturity Date. The outstanding principal amount of this Debenture outstanding from time to time and all accrued and unpaid interest as of date of conversion (such date, the “Optional Conversion Date”) may be converted, in whole, at the option of the Payee into shares of Common Stock so long as the Subsequent Closing contemplated by the Purchase Agreement has occurred, upon any of the following events:

(a)     for such period beginning on the occurrence of a Company Cash Deficiency and ending 15 days thereafter; for the purposes hereof, a “Company Cash Deficiency” means such time that the Company’s cash balance and short-term investments, net of debt or borrowed funds that are payable within one year, is less than Two Million One Hundred Thousand Dollars ($2,100,000), calculated at the month’s end;

(b)     the Company effecting a Change in Control other than in connection with the Payee or its affiliates; and

(c)     the delisting of the Company’s Common Stock from Nasdaq’s markets.

A conversion of this Debenture under this Section 5(ii) into shares of Common Stock shall be effected at the Conversion Price. A conversion of this Debenture under this Section 5(ii) shall convert the outstanding principal and interest accrued and unpaid as of the Optional Conversion Date together with any interest that would have accrued after the Optional Conversion Date up to and including the Maturity Date. To effect a conversion under this Section 5(ii), the Payee shall provide written notice of such conversion to the Company, along with such other documents required under Section 5(iv) hereof, on or prior to the Optional Conversion Date. To assist Payee with the exercise of its rights hereunder, the Company shall provide notice to the Payee upon such time that the Company’s cash balance and short-term investments, net of debt or borrowed funds that are payable within one year, is less than Three Million One Hundred Thousand Dollars ($3,000,000), calculated at the month’s end.

(iii)     Optional Conversion by the Payee on Maturity Date. On the Maturity Date (but not before), the outstanding principal amount of this Debenture outstanding from time to time and all accrued and unpaid interest thereon may be converted, in whole, at the option of the Payee into shares of Common Stock so long as the Subsequent Closing contemplated by the Purchase Agreement has ocurred. A conversion of this Debenture under this Section 5(iii) into shares of Common Stock shall be effected at the Conversion Price. To effect a conversion under this Section 5(iii), the Payee shall provide written notice of such conversion to the Company, along with such other documents required under Section 5(iv) hereof, on or prior to the Maturity Date.

(iv)     Mechanics of Conversion. Upon a conversion of the outstanding principal balance of this Debenture and accrued and unpaid interest thereon under Section 5(ii) or Section 5(ii) hereof, Payee shall surrender this Debenture, duly endorsed, together with the Payee’s duly executed form of subscription attached hereto as Exhibit A, at the principal offices of the Company. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to Payee a legended certificate (which such certificate shall include the legends required by Section 5.7 and Section 5.12(b) of the Purchase Agreement) for the number of shares of Common Stock to which Payee is entitled upon such conversion, together with any cash or a check payable to Payee for any amounts payable as described in Section 5(v) below. Upon conversion of this Debenture into Common Stock under Section 5(i), Section 5(ii) or Section 5(iii), the Company will be forever released from all its obligations and liabilities under this Debenture, including without limitation the obligation to pay the principal amount and any accrued interest.

(v)     Fractional Shares. No fractional shares of capital stock shall be issued upon conversion of this Debenture. In lieu of any fractional share to which Payee would otherwise be entitled, the Company shall pay to Payee the amount of the outstanding principal balance and/or accrued interest due that is not so converted, such payment to be in cash or by check.

(vi)     No Rights as Stockholder. Payee understands that Payee shall not have any of the rights of a stockholder with respect to the shares of Common Stock issuable upon conversion of any principal or accrued interest of this Debenture, until such principal or accrued interest is converted into capital stock of the Company as provided herein.

6.     Payment and Prepayment. Notwithstanding the conversion provision set forth in Section 5 above, the Company shall not have the right to prepay the Debenture at any time prior to the Maturity Date without the prior written consent of the Payee. All payments shall be made in lawful money of the United States of America at the principal office of the Company, or at such other place as the Payee hereof may from time to time designate in writing to the Company.

7.     Certain Adjustments. The Conversion Price is subject to adjustment from time to time as set forth in this Section 7:

(i)     Splits and Subdivisions. In the event the Company should at any time or from time to time fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock into a greater number of shares, then, as of such record date (or the date of such split or subdivision if no record date is fixed), the Conversion Price shall be appropriately decreased.

(ii)     Combination of Shares. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, the Conversion Price shall be appropriately increased.

(iii)     Reclassification or Reorganization. If the shares of Common Stock issuable upon the conversion of this Debenture shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a split or subdivision provided for in Section 7(i) above or a combination of shares provided for in Section 7(ii) above), then and in each such event the Payee shall be entitled to receive upon the conversion of this Debenture the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, to which a holder of the number of shares of Common Stock issuable upon the conversion of this Debenture would have received if this Debenture had been converted immediately prior to such reorganization, reclassification or other change, all subject to further adjustment as provided herein.

8.     Default. The Payee shall have the right upon the occurrence of any of the following events to declare an event of default and elect to accelerate the amount owing hereunder (individually, an “Event of Default” and collectively, “Events of Default”):

(i)     the termination of the existence of the Company, whether by dissolution or otherwise, or the appointment of a receiver or custodian for the Company or any part of its property if such appointment is not terminated or dismissed within thirty (30) days;

(ii)     the institution against Company of any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within sixty (60) days of filing;

(iii)     the commencement by Company of any voluntary proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership or other similar law affecting the rights of creditors generally;

(iv)     the failure to pay interest or principal on the Debenture in accordance with Section 2 hereunder; or

(v)     an assignment by Company for the benefit of its creditors or an admission in writing by the Company of its inability to pay its debts as they become due.

9.     Cumulative Rights. No delay on the part of Payee in the exercise of any power or right under this Debenture shall operate as a waiver thereof, nor shall a single or partial exercise of any other power or right. Enforcement by the Payee of any right or remedy for the payment hereof shall not constitute any election by the Payee of remedies so as to preclude the exercise of any other remedy available to the Payee.

10.     Waivers. Except as otherwise set forth in this Debenture, the Company, for itself and its legal representatives, successors and assigns, expressly waives presentment, protest, demand, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, and diligence in collection.

11.     Modifications in Writing. No waiver or modification of any of the terms or provisions of this Debenture shall be valid or binding unless set forth in a writing signed by the Company and Payee, and then only to the extent therein specifically set forth.

12.     Notices. All notices and other communications hereunder shall be in writing and shall be deemed received (a) on the date of delivery if delivered personally and/or by messenger service, (b) on the date of confirmation of receipt of transmission by facsimile (or, the first Business Day following such receipt if (i) the date is not a Business Day or (ii) confirmation of receipt is given after 5:00 p.m., Pacific Time) or (c) on the date of confirmation of receipt if delivered by a nationally or internationally recognized courier service (or, the first Business Day following such receipt if (i) the date is not a Business Day or (ii) confirmation of receipt is given after 5:00 p.m., Pacific Time), to the parties at the addresses set forth in the Purchase Agreement (or at such other address for a party as shall be specified by like notice).

13.     Entire Agreement; Severability. This Debenture, together with the Purchase Agreement, constitutes the full and entire understanding, promise and agreement between the Company and Payee with respect to the subject matter hereof, and it supersedes, merges and renders void every other prior written and/or oral understanding, promise or agreement between the Company and Payee. If one or more provisions of this Debenture are held to be unenforceable under applicable law, such provision shall be excluded from this Debenture, the balance of the Debenture shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms, and the parties shall use good faith to negotiate a substitute, valid and enforceable provision that replaces the excluded provision and that most nearly effects the parties’ intent in entering into this Debenture.

THIS DEBENTURE, TOGETHER WITH THE PURCHASE AGREEMENT, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

14.     Governing Law. This Debenture is being executed and delivered and is intended to be performed, in the State of California, and the laws of such state shall govern the construction, validity, enforcement and interpretation hereof, except to the extent federal laws otherwise govern the validity, construction, enforcement and interpretation hereof.

15.     Headings. The headings of the paragraphs of this Debenture are inserted for convenience only and shall not be deemed to constitute a part hereof.

16.     Successors and Assigns. Payee may not, without the prior written consent of the Company, assign any rights, duties, or obligations under this Debenture. The Company may not, without the prior written consent of the Payee, assign any rights, duties, or obligations under this Debenture; provided, however, the Company may assign any rights, duties, or obligations under this Debenture without obtaining prior written consent in connection with a Change in Control (as defined below). All of the promises and agreements in this Debenture contained by or on behalf of the Company shall bind its permitted successors and assigns, whether so expressed or not. For the purpose of this Section 16, a “Change in Control” shall mean the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding a consolidation with a wholly-owned subsidiary of the Company, a merger effected exclusively to change the domicile of the Company) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Company held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such transaction or series of transactions.

17.     Counterparts. This instrument may be executed in counterparts and delivered by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed as of the date first set forth above.

COMPANY:

CESCA THERAPEUTICS INC.

By:
Robin Stracey
Chief Executive Officer

Address:	2711 Citrus Road
Rancho Cordova, California 95742

ACKNOWLEDGED AND AGREED:

PAYEE:

BOYALIFE INVESTMENT INC.

By:

Name:

Address:

(Signature Page to Secured Convertible Debenture)

EXHIBIT A TO SECURED CONVERTIBLE DEBENTURE

FORM OF SUBSCRIPTION

(To be signed only on conversion of Secured Convertible Debenture)

To:     CESCA THERAPEUTICS INC.

The undersigned, pursuant to the provisions set forth in the attached Secured Convertible Debenture, hereby irrevocably elects to convert the balance of such Secured Convertible Debenture (equal to $___________) into _____ shares of the Common Stock of the Company.

Please issue a certificate or certificates representing ________ shares of Common Stock in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Address)

The undersigned represents that the undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended, and that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws. The undersigned further represents that the aforesaid conversion complies with Section 5 of the Secured Convertible Debenture.

(Signature must conform in all respects to name of the Payee as specified on the face of the Secured Convertible Debenture)

(Print Name)

(Address)

Dated: